EXHIBIT 99.1

NEWS RELEASE

Contact:	Deric Eubanks	Jordan Jennings	Joseph Calabrese
	Chief Financial Officer	Investor Relations	Financial Relations Board
	(972) 490-9600	(972) 778-9487	(212) 827-3772

BRAEMAR HOTELS & RESORTS ANNOUNCES THE APPOINTMENT OF RICHARD J. STOCKTON TO BOARD OF DIRECTORS

DALLAS, July 29, 2020 - Braemar Hotels & Resorts Inc. (NYSE: BHR) (“Braemar” or the “Company”) announced today that Richard J. Stockton has been appointed to its Board of Directors (the "Board") effective as of July 28, 2020. Mr. Stockton has served as Chief Executive Officer of Braemar since November 2016 and as President since April 2017. His appointment increases the size of the Board to eight directors, six of whom are independent directors under the director independence standards of the New York Stock Exchange.
“Richard is an experienced industry veteran who, as Chief Executive Officer of Braemar, has brought tremendous energy and a results-oriented management focus committed to maximizing long-term shareholder value. We are delighted to welcome him to our Board of Directors,” commented Monty J. Bennett, Braemar’s Chairman.
Prior to joining Braemar, Mr. Stockton spent over 15 years at Morgan Stanley in real estate investment banking where he rose from an Associate to Managing Director and regional group head. At Morgan Stanley, he was head of EMEA Real Estate Banking in London, executing business across Europe, the Middle East, and Africa. He was also appointed co-head of the Asia Pacific Real Estate Banking Group, where he was responsible for a team across Hong Kong, Singapore, Sydney and Mumbai. He left Morgan Stanley in 2013 to become President & CEO-Americas for OUE Limited, a publicly listed Singaporean property company with over $5 billion in assets. Immediately prior to accepting the CEO role at Braemar, Mr. Stockton served as Global Chief Operating

Officer and co-head of the Real Estate group at Carval Investors, a subsidiary of Cargill with approximately $1 billion in real estate investments in the US, Canada, United Kingdom and France.
Mr. Stockton received an MBA in Finance and Real Estate from The Wharton School, University of Pennsylvania and a BS from Cornell University, School of Hotel Administration.
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Braemar Hotels & Resorts is a real estate investment trust (REIT) focused on investing in luxury hotels and resorts.
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Certain statements and assumptions in this press release contain or are based upon "forward-looking" information and are being made pursuant to the safe harbor provisions of the federal securities regulations. Forward-looking statements in this press release may include, among others, statements about the implied share price for the Company's common stock. When we use the words "will likely result," "may," "anticipate," "estimate," "should," "expect," "believe," "intend," or similar expressions, we intend to identify forward-looking statements. Such statements are subject to numerous assumptions and uncertainties, many of which are outside Braemar’s control.

These forward-looking statements are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from those anticipated, including, without limitation: the impact of COVID-19 on our business and investment strategy; anticipated or expected purchases or sales of assets; our projected operating results; completion of any pending transactions; our ability to obtain future financing arrangements or restructure existing property level indebtedness; our understanding of our competition; market trends; projected capital expenditures; and the impact of technology on our operations and business. Such forward-looking statements are based on our beliefs, assumptions, and expectations of our future performance taking into account all information currently known to us. These beliefs, assumptions, and expectations can change as a result of many potential events or factors, not all of which are known to us. If a change occurs, our business, financial condition, liquidity, results of operations, plans, and other objectives may vary materially from those expressed in our forward-looking statements. You should carefully consider this risk when you make an investment decision concerning our securities. These and other risk factors are more fully discussed in Braemar’s filings with the Securities and Exchange Commission.

The forward-looking statements included in this press release are only made as of the date of this press release. The Company can give no assurance that these forward-looking statements will be attained or that any deviation will not occur. We are not obligated to publicly update or revise any forward-looking statements, whether as a result of new information, future events or circumstances, changes in expectations or otherwise.